UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 16, 2012

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On March 16, 2012, NextEra Energy, Inc. (the “Company”) commenced the implementation of its chief executive officer succession plan, pursuant to which, effective on July 1, 2012, Lewis Hay, III, the Chairman and Chief Executive Officer of the Company, will transition to Executive Chairman of the Board (the “Executive Chairman”) and James L. Robo, the President and Chief Operating Officer of the Company, will succeed Mr. Hay as Chief Executive Officer.

On March 16, 2012, in accordance with the succession plan:

•	Mr. Hay notified the Board of Directors of the Company (the “Board”) that he intends to cease his current service as Chief Executive Officer effective on July 1, 2012; and

•	the Board appointed Mr. Hay to serve as Executive Chairman beginning on July 1, 2012 and continuing until December 31, 2013 or such other date as may be agreed by Mr. Hay and the Board.

Mr. Hay has served as the Company's principal executive officer since his appointment as Chief Executive Officer in June 2001. Mr. Hay will continue his current service on the Board as its Chairman.

The information set forth in paragraph (e) of this Item 5.02 is incorporated by reference in this paragraph (b).

(c)
On March 16, 2012, the Board appointed James L. Robo to succeed Mr. Hay as Chief Executive Officer of the Company, effective on July 1, 2012. As Chief Executive Officer, Mr. Robo will serve as the Company's principal executive officer. Mr. Robo, age 49, has served as the Company's President and Chief Operating Officer since December 15, 2006. He previously served as President of the Company's subsidiary, NextEra Energy Resources, LLC, since July 2002 and as Vice President, Corporate Development and Strategy of the Company since March 2002. Before joining the Company, Mr. Robo served in several executive positions of increasing responsibility with subsidiaries of General Electric Company. Mr. Robo will continue his service as President of the Company. It is anticipated that Mr. Robo will be appointed to the Board on or about the effective date of his commencement of service as Chief Executive Officer.

On March 16, 2012, in connection with the appointment of Mr. Robo as Chief Executive Officer, the compensation committee of the Board approved the grant to Mr. Robo of equity awards under the NextEra Energy, Inc. 2011 Long Term Incentive Plan (the “2011 LTIP”), as follows:

•
Performance shares with a target grant date fair value of $2.3 million for the three-year performance period January 1, 2012 through December 31, 2014 and a vesting date of July 1, 2015, and with the terms and conditions set forth in a performance share award agreement in substantially the form filed as Exhibit 10(a) to the Company's current report on Form 8-K dated October 13, 2011 and incorporated by reference in this paragraph (c).

•
Deferred retirement awards with a grant date fair value of $2.3 million, vesting 50% in 2017 and 50% in 2022, with mandatory deferral of all vested shares and shares obtained with reinvested dividends, until retirement or termination of employment (with certain exceptions for death, disability or change in control of the Company), and otherwise with the terms and conditions set forth in a deferred stock award agreement in substantially the form filed as Exhibit 10(a) to this report and incorporated by reference in this paragraph (c).

(e)
On March 16, 2012, in connection with the matters reported in paragraph (b) of this Item 5.02, Mr. Hay and the Company executed a waiver letter (the “waiver letter”) in which, among other actions, Mr. Hay waived certain of his rights under his Amended and Restated Employment Letter dated December 10, 2009 with the Company (the “employment letter”), his Amended and Restated Executive Retention Employment Agreement effective December 10, 2009 with the Company (the “retention agreement”), his equity award agreements and the incentive plans under which such equity award agreements were issued. The Company previously has filed with the Securities and Exchange Commission copies of the employment letter, the retention agreement, the forms of Mr. Hay's equity award agreements, and the related incentive plans.

In the waiver letter, Mr. Hay has stated that he intends to retire from his position as Executive Chairman effective on December 31, 2013 and has agreed to retire effective on that date or on such other date as the Board and Mr. Hay may otherwise agree. Subject to the conditions described below, Mr. Hay has waived his right under the employment letter to assert that any of the following matters will constitute the basis for a termination by Mr. Hay of his employment for “good reason” under the employment letter: (1) Mr. Hay ceasing to serve as Chief Executive Officer of the Company effective on July 1, 2012; (2) the appointment by the Board of Mr. Hay as Executive Chairman effective on July 1, 2012; (3) the assignment to Mr. Hay by the Board effective on July 1, 2012 or thereafter of duties and responsibilities as Executive Chairman which are materially inconsistent with the duties and responsibilities previously assigned to Mr. Hay by the Board as Chief Executive

Officer of the Company; (4) the appointment by the Board of any other individual as Chief Executive Officer of the Company effective on July 1, 2012 or from time to time thereafter; and (5) any reduction in Mr. Hay's target equity compensation for 2013 from the target equity compensation for 2013 to which Mr. Hay would otherwise be entitled under the employment letter.

In the waiver letter, Mr. Hay also has waived his right to receive, and/or to assert that he is, or will be, entitled to receive, any payments or other benefits under or pursuant to his retention agreement as a result of, or in connection with, a change in control or potential change in control of the Company, including, without limitation, any cash payments of (or based on) his base salary, annual incentive, pension benefits or other elements of compensation, accelerated vesting and payout of equity awards outstanding under his equity award agreements and the related incentive plans, and gross-up payments for any excise taxes imposed by Section 4999 of the Internal Revenue Code. Mr. Hay also has waived his right under his equity award agreements and the related incentive plans to receive accelerated vesting and payout of his outstanding equity awards upon any such change in control event. Consistent with his current rights under his equity award agreements and such plans, Mr. Hay will become vested in the then-unvested portion of the equity awards outstanding thereunder if, upon any such event, such awards are not replaced, assumed or continued pursuant to such agreements and plans.

The waiver and other agreements by Mr. Hay in the waiver letter are conditioned upon fulfillment by the Company of the following undertakings, among others, to which it has agreed with Mr. Hay in the waiver letter:

•
not to diminish materially Mr. Hay's duties and responsibilities as Executive Chairman from time to time during the term of Mr. Hay's employment under the employment letter from the duties and responsibilities set forth in the waiver letter without Mr. Hay's prior written consent;

•	not to set or maintain Mr. Hay's target equity compensation for 2013 at an amount that is less than 63% of Mr. Hay's target equity compensation for 2012; and

•
upon Mr. Hay's retirement from his position as Executive Chairman effective on December 31, 2013 or on such other date as the Board and Mr. Hay may otherwise agree, that such retirement will be deemed to be an “approved early retirement” for all purposes under the employment letter and his equity award agreements.

The foregoing description of the waiver letter is qualified by reference to the text of the waiver letter, which is filed as Exhibit 10(b) to this report and incorporated by reference in this paragraph (e).

Amendments to 2011 LTIP

Also on March 16, 2012, the Board approved amendments to the 2011 LTIP to provide as follows:

•
if awards of stock appreciation rights (“SARs”) are settled in shares of the Company's common stock, the gross number of shares subject to such SARs will be deducted from the shares available for issuance under the 2011 LTIP; and

•
awards of stock options and SARs will have a minimum vesting period of three years (with pro rata vesting permitted during the vesting period), subject to a de minimis exception set forth in the amended 2011 LTIP.

The foregoing description of the 2011 LTIP amendments, which are contained in Sections 2.20, 4.3, 5.1, 8.2, 8.4, 9.2, 10.2 and 11.1 of the 2011 LTIP, is qualified by reference to the text of the 2011 LTIP, as restated to reflect the amendments, which is filed as Exhibit 10(c) to this report and incorporated by reference in this paragraph (e).

SECTION 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure

On March 16, 2012, the Company issued a news release announcing certain of the matters reported in Item 5.02 of this report and reaffirming its long-term growth expectations.  The Company's news release is furnished as Exhibit 99 to this report and incorporated by reference in this Item 7.01.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

The Company herewith files the following Exhibits10(a), 10(b) and 10(c) and furnishes the following Exhibit 99:

Exhibit Number	Description
10(a)	Form of Deferred Stock Award Agreement under NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan
10(b)	Waiver Letter dated March 16, 2012 between Lewis Hay, III and NextEra Energy, Inc.
10(c)	NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan
99	NextEra Energy, Inc. News Release dated March 16, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  March 16, 2012

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

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